UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement.
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
Furniture Brands International, Inc.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FurnitureBrands
Dear Stockholder:
You recently received a proxy statement dated March 28, 2008, as well as a supplement to the proxy statement dated April 15, 2008, in connection with the solicitation of proxies by the Board of Directors of Furniture Brands International, Inc. (the “Company”) to be voted at the 2008 annual meeting of stockholders (the “Annual Meeting”), which will be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri at 10:00 a.m., and any adjournments or postponements thereof. The meeting will be held for the following purposes:
1.	to elect eight directors;

2.	to approve the Furniture Brands International, Inc. 2008 Incentive Plan;

3.	to ratify the selection of independent auditors; and

4.	to transact such other business as may properly come before the meeting.
Your Board urges you to re-elect your directors, and vote FOR each of the Company’s proposals, by voting the enclosed WHITE proxy card today, whether or not you intend to attend the meeting. As always, your vote is very important.
On April 3, 2008, Sun Capital Securities Group, LLC (together with its affiliates, the “Sun Capital Entities”) sent a letter to your Board of Directors stating that its affiliate, SCSF Equities, LLC, is nominating Alan Schwartz, Ira Kaplan and T. Scott King for election to the Company’s Board of Directors at the Annual Meeting. The Sun Capital Entities also filed with the Securities and Exchange Commission (i) a preliminary proxy statement on Schedule 14A on April 3, 2008, (ii) a revised preliminary proxy statement on Schedule 14A on April 11, 2008, and (iii) a definitive proxy statement on Schedule 14A on April 15, 2008, of its intention, among other things, to elect three of its nominees as directors. We strongly believe that the initiation by the Sun Capital Entities of a costly and disruptive proxy contest interferes with the progress our Company is making and is not in the best interests of all Furniture Brands stockholders.
Enclosed is a supplement to the Proxy Statement that provides additional information regarding the Company’s solicitation.
Your Board unanimously recommends that you support the election of our highly-qualified directors and not support the dissident’s candidates. As we have previously communicated to you, Furniture Brands is implementing and executing on a solid strategic plan to improve the Company’s performance and enhance value of all stockholders. Adding the nominees of the Sun Capital Entities will disrupt these critical efforts. We urge you to vote your shares FOR the Company’s nominees and its other proposals by voting the enclosed WHITE proxy card today.
Sincerely,
/s/ Jon D. Botsford
Jon D. Botsford
Secretary
St. Louis, Missouri, April 23, 2008

SECOND SUPPLEMENT TO THE PROXY STATEMENT OF
FURNITURE BRANDS INTERNATIONAL, INC.
DATED MARCH 28, 2008
April 23, 2008
The following information (this “Supplement’) is provided to supplement and amend the proxy statement dated March 28, 2008 (the “Proxy Statement”) of Furniture Brands International, Inc. (“Furniture Brands” or the “Company”), as well as the supplement to the Proxy Statement dated April 15, 2008 (the “First Supplement”), furnished to stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of Furniture Brands for use at the 2008 Annual Meeting of Stockholders to be held on Thursday, May 1, 2008, 10:00 a.m. Central Time, at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri (the “Annual Meeting”). The purposes of the Annual Meeting are as stated in the Notice of Annual Meeting of Stockholders, dated March 28, 2008, which accompanied the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement and the First Supplement. The Company expects to mail this Supplement on or about April 24, 2008.
Who May Vote
Only stockholders of record at the close of business on March 6, 2008 (the “Record Date”) are entitled to receive notice of and to vote during the Annual Meeting and any adjournments thereof. Each stockholder of record at the close of business on the Record Date will be entitled to cast one vote for each share of the Company’s common stock (“Common Stock”) held on the Record Date on each matter that may properly come before the meeting. On the Record Date there were 48,512,171 shares of Common Stock issued and outstanding.
Vote Required
The holders of a majority of the issued and outstanding shares of Common Stock must be present or represented at the meeting for there to be a quorum for the conduct of business. If a quorum is present and/or represented at the meeting, then the eight nominees for director who receive the highest numbers of votes of the votes cast will be elected. For these purposes, abstentions and “broker non-votes” will not be counted as voting for or against the proposal to which it relates. The affirmative vote of a majority of the outstanding shares of Common Stock having voting power present at the meeting, in person or by proxy and voting thereon, is required to approve the Furniture Brands International, Inc. 2008 Long-Term Incentive Plan (Item 2 on the WHITE proxy card), to ratify the selection of independent auditors (Item 3 on the WHITE proxy card) and to take action on such other matters as may properly come before the meeting. In addition, pursuant to New York Stock Exchange rules, the total votes cast on Item 2 must equal or exceed 50% of all shares entitled to vote on the proposal. Shares represented by proxies that are marked “abstain” with respect to these matters will be treated as votes and will have the same effect as a vote “against” the matters. Broker non-votes will not be considered as votes cast with respect to these matters and so will have no effect on the outcome, unless they result in a failure to obtain total votes cast of more than 50% of the shares entitled to vote.
Your Board urges you to re-elect your directors, and vote FOR each of the Company’s proposals, by voting the WHITE proxy card today, whether or not you intend to attend the meeting. As always, your vote is very important.
How You May Vote
For your convenience, we have enclosed an additional WHITE proxy card with this Supplement. Please note that the WHITE proxy card that accompanied the Proxy Statement previously mailed to you with the Notice of Annual Meeting remains valid. If you previously submitted a validly executed proxy card for the Annual Meeting, which proxy has not been subsequently revoked, and you were a stockholder of record as of the Record Date, your vote will be recorded as indicated on your proxy card.
You may vote in person by attending the meeting or by mail by completing and returning a proxy. To vote your proxy by mail, mark your vote on the enclosed WHITE proxy card and then follow the instructions on the form. Shares represented by proxy will be voted as directed on the proxy form and, if no direction is given, will be voted as follows:
1.	FOR all the persons nominated by the Board as directors;

2.	FOR the proposal to adopt the Furniture Brands International, Inc. 2008 Incentive Plan;

3.	FOR the proposal to ratify selection of independent auditors; and

4.	In the best judgment of the persons named in the proxies on such other matters that may properly come before the meeting, including with respect to a proposal to amend the Company’s By-Laws, as described below.
If you have already delivered a properly executed proxy, you do not need to do anything unless you wish to change your vote. If you have not previously voted or if you wish to revoke or change your vote, please complete, date, sign and return the enclosed WHITE proxy card.
How You May Change Your Vote
Any proxy given by a stockholder may be revoked at any time prior to its use by execution of a later dated proxy, by a personal vote at the meeting, or by written notice to the Secretary of the Company.
You may be solicited by the Sun Capital Entities, as referred to below, in an attempt to get you to sign their proxy card. Our Proxy Statement was previously mailed to you and we urge you to review it carefully, together with this Supplement. We urge you not to sign any proxy card or other materials you may receive from the Sun Capital Entities. Only your latest dated proxy card will be counted, and any proxy card sent in for any reason could invalidate previous WHITE proxy cards sent by you to support Furniture Brand’s director nominees.
We urge you to read this Supplement carefully, together with the Proxy Statement. If you should have any questions about the Proxy Statement, this Supplement or the Annual Meeting, please do not hesitate to contact Morrow & Co., our proxy solicitor, toll-free at 1-800-607-0088.
Proxy Statement Updates
On March 14, 2008, the Compensation Committee of the Company’s Board of Directors took the following actions, which information was inadvertently omitted from the Proxy Statement:
1.	Lump Sum Payments: adopted amendments to the Company’s Supplemental Executive Retirement Plan and the Company’s Retirement Plan for Non-Employee Directors providing that, in the event of a “change in control,” for the immediate vesting of accrued benefits and lump sum payments to the participants in such plans in amounts equal to the actuarial present value of each individual’s accrued benefits. For this purpose, a “change in control” means (1) an acquisition by an individual or entity of 35% of the outstanding common stock or voting power of the Company, (2) a contested change in a majority of the non-employee directors of the Company, (3) a merger, sale, acquisition, or other such transaction where the shareholders of the Company immediately prior to such transaction do not own 60% of the outstanding common stock of the Company immediately following such transaction, or (4) shareholder approval of a complete dissolution of the Company (excluding bankruptcy). In the absence of a change in control, the Supplemental Executive Retirement Plan provides for vesting at age 65. As described in the Proxy Statement and First Supplement, in the absence of a change in control, the Retirement Plan for Non-Employee Directors provides qualifying directors will receive in retirement for life 100% of the monthly fee for directors in effect at the time of the termination of service. The Company believes these amendments are appropriate to encourage managers to make decisions in the Company’s best interest with little concern for their own benefits.

2.	Equity Awards: issued restricted stock and stock option awards (at an exercise price of $11.44) under the Company’s 1999 Long-Term Incentive Plan to certain Company executives, including the following Named Executive Officers, in the amounts specified next to each such person’s name, such awards vesting with respect to 50%, 75% and 100% of the number of such award, if the Company achieves 80%, 90% or 100%, respectively, of a 2009 net earnings target:

Name	Restricted Stock	Stock Options
Ralph Scozzafava	50,000	100,000
Richard R. Isaak	7,500	15,000
The Company believes these awards are appropriate to maintain competitive compensation and provide incentive to achieve the Company’s strategic objectives. These awards supplemented earlier customary annual and long term incentive awards and salary adjustments in 2008, including awards under the Company’s 2008-2010 Long Term Incentive Plan, which provides for payout opportunities from zero to 200% based on achievement of free cash flow for the period 2008-2010, Return on Invested Capital by 2010 and target percentage of U.S. home furnishing market share by 2010, with full period target opportunities of 50% to 100% of base salary for these Named Executive Officers. Upon a change in control, the Company’s Long Term Incentive Plans will terminate and participants will receive a pro rata benefit based on the Company’s financial performance under such Plan through the date of termination.

3.	Chipperfield Restricted Stock Vesting: in connection with the retirement of Lynn Chipperfield, the Company’s former Senior Vice President and General Counsel, fully accelerated the vesting of all 9,891 restricted stock units held by Mr. Chipperfield, which units were issued pursuant to the Company’s 1999 Long-Term Incentive Plan and would otherwise have vested equally in 2009, 2013 and 2016.

4.	Rolls Compensation Package: In connection with the appointment of Steven G. Rolls, as Senior Vice President and Chief Financial Officer, approved a compensation package for Mr. Rolls, including the following principal terms:
a.	Annual Salary: $475,000

b.	Annual Incentive: Mr. Rolls is eligible to participate in the Company’s 2008 Short-Term Incentive Plan, with a full year annual target of 60% of his base salary, for a full year target of $285,000, including a guaranteed 2008 Short-Term Incentive payout at Target of $285,000.

c.	Long-Term Incentives: In 2008, Mr. Rolls will be a participant in the Company’s two long-term plans, each with a full-period target of 130% of his base salary, or $618,000.

The special 2007-2008 plan covers the 2007-2008 performance period. Performance is based on the Company’s attainment of free cash flow versus a target established by the Committee for the 2007-2008 performance period. For the remaining performance period in 2008, his target is guaranteed at $618,000. The 2008-2010 plan covers the 2008-2010 performance period, pro rated for full months served. His payout can range from zero to 200% of the pro rated target. For each long term plan, 50% of the payout will be delivered as cash and 50% as common stock. The 2008-10 plan performance is based on the Company’s attainment of free cash flow for the period 2008-2010, Return on Invested Capital by 2010 and target percentage of U.S. home furnishing market share by 2010 versus targets established by the Committee for the 2008-10 performance period.

d.	Restricted Stock/Stock Options: upon the commencement of his employment with the Company, Mr. Rolls was granted (i) 10,000 shares of restricted stock, vesting in three equal installments on the second, third and fourth anniversary dates of his date of hire 12,000 shares of restricted stock and a stock option in the amount of 24,000 shares of stock at an exercise price of $12.90, each of which will vest upon the achievement by the Company of a 2009 net earnings target, and (iv) 15,000 shares of restricted stock, vesting in three equal installments on April 16 in 2009, 2010 and 2011.

e.	Change In Control: The Company agreed to enter into a Change In Control Agreement with Mr. Rolls on the Company’s standard form of Change In Control Agreement, with a severance multiple of 1.5. Mr. Rolls is also covered by the Company’s Executive Severance Plan.

f.	Miscellaneous. Mr. Rolls is eligible for customary employee benefits and the Company’s Executive Deferred Compensation Plan, as well as a lump sum of $15,000 to cover personal commuting costs prior to family relocation.

Important Additional Information
The Proxy Statement, this Supplement and other documents relating to the Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at the Company’s website at www.furniturebrands.com under the “Investor Info” tab, or upon written request to Furniture Brands International, Inc., 101 South Hanley Road, Suite 1900, St. Louis, Missouri 63105, Attention: Corporate Secretary. In addition, copies of the Proxy Statement and this Supplement may be requested by contacting the Company’s proxy solicitor, Morrow & Co., by telephone toll free at 800-607-0088.
Cautionary Statement Regarding Forward-Looking Statements
Matters discussed in this Supplement and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “will,” “believe,” “positioned,” “estimate,” “project,” “target,” “continue,” “intend,” “expect,” “future,” “anticipates,” and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under ``Risk Factors’’ in our Annual Report on Form 10-K for the year ended December 31, 2007, and in our other public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: risks associated with the execution of our strategic plan; changes in economic conditions; loss of market share due to competition; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution and cost savings programs; manufacturing realignments; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; impairment of goodwill and other intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources; and our ability to open and operate new retail stores successfully. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.